Exhibit 99.1

NEWS RELEASE	CONTACT: David Peuse
FOR IMMEDIATE RELEASE	(715) 839-2146

NATIONAL PRESTO INDUSTRIES, INC. ANNOUNCES DEFENSE SEGMENT AWARD

Eau Claire, Wisconsin (March 27, 2026) – National Presto Industries, Inc. (NYSE: NPK) announced today that on March 26, 2026, the U.S. Army issued AMTEC Corporation, its wholly owned subsidiary, the third delivery order under AMTEC’s current five-year Indefinite Delivery, Indefinite Quantity (IDIQ) contract for production of the 40mm M918E2 High Velocity Target Practice – Day / Night / Thermal (TP-DNT) cartridge. Deliveries on the $119.8M delivery order will commence in late 2027.

National Presto Industries, Inc. operates in three business segments. The Housewares/Small Appliance segment designs and sells small household appliances and pressure cookers under the PRESTO® brand name. The segment is recognized as an innovator of new products. The Defense segment manufactures a variety of products, including medium caliber training and tactical ammunition, energetic ordnance items, fuzes, cartridge cases, and metal parts. The Safety segment offers smoke and carbon monoxide alarms as well as commercial water and fluorine-free foam fire extinguishers.

This release contains “forward looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. In addition to the factors discussed above, other important risk factors are delineated in the Company’s various SEC filings.